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                                                                   Exhibit 23.4

                  [LETTERHEAD OF MINE DEVELOPMENT ASSOCIATES]


                     CONSENT OF MINE DEVELOPMENT ASSOCIATES


    The undersigned, Mine Development Associates, hereby states as follows:

    Our firm assisted with technical studies, completed in 2003 (the "2003 Technical Studies"), concerning mineralized material contained in the Long Valley, Hasbrouck, Three Hills and Wildcat properties, for Vista Gold Corp. (the "Company"), portions of which are summarized under the captions "Item 2. Properties -- Long Valley -- Geology"; "Item 2. Properties -- Hasbrouck -- Geology"; "Item 2. Properties -- Three Hills -- Geology" and "Item 2. Properties -- Wildcat -- Geology" in this Annual Report on Form 10-K for the year ended December 31, 2003 (the "Form 10-K").

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384 and 333-104443) and in the
related Prospectuses, and in the Registration Statement on Form S-8 (No. 333-105621) of the Company of the summary information concerning the 2003 Technical Studies, including the references to our firm included with such information, as set forth above in the Form 10-K.



                                          Mine Development Associates


                                          By: /s/ Neil B. Prenn
                                              --------------------------------
                                              Name:  Neil B. Prenn
                                              Title: President

Date: March 23, 2004